    As filed with the Securities and Exchange Commission on April 17, 1997.
                           Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                                XCELLENET, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                             57-1749705
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              5 CONCOURSE PARKWAY
                                   SUITE 850
                             ATLANTA, GEORGIA 30328
         (Address, including zip code, of principal executive offices)

                                XCELLENET, INC.
                         1996 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                                         Copy to:

           DENNIS M. CRUMPLER                        WILLIAM H. AVERY
            XCELLENET, INC.                          ALSTON & BIRD LLP
     5 CONCOURSE PARKWAY, SUITE 850                 ONE ATLANTIC CENTER
           ATLANTA, GA 30328                    1201 WEST PEACHTREE STREET
             (770) 804-8100                     ATLANTA, GEORGIA 30309-3424
(Name, address, including zip code, and                (404) 881-7000
 telephone number, including area code,
 of agent for service)

                                CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                   Proposed          Proposed
                                                    Maximum          Maximum
     Title of Securities          Amount to     Offering Price      Aggregate          Amount of
       to be Registered         be Registered      Per Share      Offering Price  Registration Fee(1)
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          655,950          $15.81(2)  $10,370,569.50         $3,142.60
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        2,344,050         $15.125(3)  $35,453,756.25        $10,743.56
-----------------------------------------------------------------------------------------------------

(1) $5,785.68 of the filing fee was previously held in the registrant's account with the Commission, and the remaining $8,100.48 of the filing fee was submitted to the registrant's account with the Commission on April 17, 1997.
(2) The average exercise price per share of options granted to date.
(3) Estimated (pursuant to Rule 457, paragraphs (h) and (c)) as the average of the high and low sales prices of shares of the Common Stock of the registrant on the Nasdaq National Market on April 11, 1997 solely for purposes of calculating the registration fee.

                                     PART I
                                     ------
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The documents constituting Part I of this registration statement will be sent or given to participants in the registrant's (hereinafter the "Company" or the "Registrant") XcelleNet, Inc. 1996 Long-Term Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

               (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

               (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on March 2, 1994, including all amendments or reports filed for the purpose of updating such description.

               (4) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.   DESCRIPTION OF SECURITIES

               Not Applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Pursuant to the Company's Amended and Restated Bylaws and indemnification agreements between the Company and each of its officers and directors, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and reasonable expense incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of the directors and officers incurred in defending such proceeding if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

               In addition, the Company's Amended and Restated Articles of Incorporation provide that the Company's directors shall not be liable to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty as a director to the Company and its shareholders, except to the extent such exemption from liability or limitation thereof is not permitted under the Georgia Business Corporation Code. This provision in the Company's Amended and Restated Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Georgia law. In addition, each director continues to be subject to liability for monetary damages for misappropriation of any corporate opportunity in violation of the director's duties, for acts or omissions involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for distributions (including payment of dividends, stock repurchases or redemptions) that are unlawful under Georgia law. This provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

               The Company holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the directors or officers, including liabilities under the Securities Act. The Company believes that these provisions of its Amended and Restated Articles of Incorporation, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.

     ITEM 8.    EXHIBITS

                The exhibits included as part of this registration statement are as follows:

Exhibit Number                Description
--------------                -----------
     4.1        Specimen Stock Certificate for the
                Common Stock of the Registrant
                (Incorporated herein by reference to
                Exhibit 4.01 to Registration Statement
                No. 33-76012).

     4.2        Amended and Restated Articles of
                Incorporation of the Registrant
                (Incorporated herein by reference to
                Exhibit 3.01 to Registration Statement
                No. 33-76012).

     4.3        Amended and Restated Bylaws of the
                Registrant (Incorporated herein by
                reference to Exhibit 3.02 to
                Registration Statement No. 33-76012).

     4.4        Shareholder Agreement dated June 22,
                1990 as amended by the Amendment to
                Shareholder Agreement dated February
                11, 1994 (the "Amendment") among the
                Registrant and the persons listed on
                Exhibit A to the Amendment
                (Incorporated herein by reference to
                Exhibit 10.12 to Registration Statement
                No. 33-76012).

     5          Opinion of Alston & Bird LLP as to the
                legality of the securities being
                registered.


     23.1       Consent of Counsel (contained in the
                opinion filed as Exhibit 5 hereof).

     23.2       Consent of Arthur Andersen LLP.

     24         Power of Attorney pursuant to which
                amendments to this registration
                statement may be filed (included on the
                signature page contained in Part II
                hereof).

     ITEM 9.    UNDERTAKINGS

            (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 15, 1997.


                                       XCELLENET, INC.


                                       By: /s/ DENNIS M. CRUMPLER
                                           ------------------------------------
                                           Dennis M. Crumpler
                                           Chairman and Chief Executive Officer

          Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Dennis M. Crumpler, Corey M. Smith and Sidney V. Sack, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of April, 1997.


        Signature                                 Capacity
        ---------                                 --------
/s/ DENNIS M. CRUMPLER                Chairman of the Board of Directors and
----------------------------------    Chief Executive Officer
Dennis M. Crumpler                    (Principal Executive Officer)


/s/ SIDNEY V. SACK                    Executive Vice President and
----------------------------------    Chief Financial Officer
     Sidney V. Sack                   (Principal Financial and Accounting
                                      Officer)


/s/ STEPHEN P. BRADLEY                Director
----------------------------------
     Stephen P. Bradley


/s/ DONALD L. HOUSE                   Director
----------------------------------
     Donald L. House


/s/ RICHARD C. MARCUS                 Director
----------------------------------
     Richard C. Marcus


                                      Director
----------------------------------
     Geoffrey A. Moore


/s/ SHEREEF W. NAWAR                  Director
----------------------------------
     Shereef W. Nawar


/s/ RICHARD L. NOLAN                  Director
----------------------------------
     Richard L. Nolan


/s/ JEFFREY P. PARKER                 Director
----------------------------------
     Jeffrey P. Parker

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                Description
--------------                -----------
     4.1        Specimen Stock Certificate for the
                Common Stock of the Registrant
                (Incorporated herein by reference to
                Exhibit 4.01 to Registration Statement
                No. 33-76012).

     4.2        Amended and Restated Articles of
                Incorporation of the Registrant
                (Incorporated herein by reference to
                Exhibit 3.01 to Registration Statement
                No. 33-76012).

     4.3        Amended and Restated Bylaws of the
                Registrant (Incorporated herein by
                reference to Exhibit 3.02 to
                Registration Statement No. 33-76012).

     4.4        Shareholder Agreement dated June 22,
                1990 as amended by the Amendment to
                Shareholder Agreement dated February
                11, 1994 (the "Amendment") among the
                Registrant and the persons listed on
                Exhibit A to the Amendment
                (Incorporated herein by reference to
                Exhibit 10.12 to Registration Statement
                No. 33-76012).

     5          Opinion of Alston & Bird LLP as to the
                legality of the securities being
                registered.

     23.1       Consent of Counsel (contained in the
                opinion filed as Exhibit 5 hereof).

     23.2       Consent of Arthur Andersen LLP.

     24         Power of Attorney pursuant to which
                amendments to this registration
                statement may be filed (included on the
                signature page contained in Part II
                hereof).